Exhibit 99.1

Amcor reports second quarter and first half result. Reaffirms fiscal 2025 outlook
December 2024 Quarter Highlights:
•Further sequential improvement in year over year volume growth;
•Net sales of $3,241 million;
•GAAP Net income of $163 million; GAAP diluted earnings per share (EPS) of 11.3 cps;
•Adjusted EBIT of $363 million, up 5% on a comparable constant currency basis;
•Adjusted EPS of 16.1 cps, up 5% on a comparable constant currency basis; and
•Announced highly complementary and financially compelling combination with Berry Global
Fiscal 2025 First Half Highlights:
•Net sales of $6,594 million;
•GAAP Net income of $354 million; GAAP diluted EPS of 24.4 cps;
•Adjusted EBIT of $728 million, up 4% on a comparable constant currency basis; and
•Adjusted EPS of 32.2 cps, up 5% on a comparable constant currency basis.
Fiscal 2025 outlook reaffirmed:
•Adjusted EPS of 72-76 cents per share; Adjusted Free Cash Flow of $900-1,000 million.

Amcor delivers another quarter of solid earnings and volume growth; Reaffirms FY25 guidance;
Combination with Berry Global to significantly enhance value for our customers and shareholders
CEO Peter Konieczny said: "Amcor delivered a solid second quarter result aligned with the expectations we set out in October, giving us the confidence to again reaffirm our guidance for the fiscal year. We continued to execute well on our underlying business, delivering our fourth consecutive quarter of sequential volume improvement. Margins continued to expand, supporting adjusted EBIT and EPS growth of 5% on a comparable basis for the quarter."
“We also announced the next transformational step for Amcor, agreeing to combine with Berry Global. Bringing these two companies together will deliver on our strategy to become an even stronger company with accelerated volume-driven organic growth achieved through an unwavering focus on our customers, sustainability and portfolio mix. The combined company will have enhanced positions in attractive categories, the material science and innovation capabilities required to further revolutionize product development and a broader, more complete portfolio of primary packaging solutions for consumer and healthcare customers. With faster growth and $650 million of identified synergies, this combination will drive significant near and long term value for all shareholders. The path to completion is well advanced and we remain on track to close in mid calendar year 2025.”

Key Financials			Six Months Ended December 31,
GAAP results			2023 $ million	2024 $ million
Net sales			6,694	6,594
Net income attributable to Amcor plc			286	354
EPS (diluted US cents)			19.8	24.4

				Comparable constant currency ∆%
	Six Months Ended December 31,		Reported ∆%
Adjusted non-GAAP results(1)	2023 $ million	2024 $ million
Net sales	6,694	6,594	(1)	(1)
EBITDA	913	919	1	2
EBIT	709	728	3	4
Net income	453	467	3	5
EPS (diluted US cents)	31.3	32.2	3	5
Free Cash Flow	52	(38)
(1) Adjusted non-GAAP results exclude items which are not considered representative of ongoing operations. Comparable constant currency ∆% excludes the impact of movements in foreign exchange rates and items affecting comparability. Further details related to non-GAAP measures and reconciliations to GAAP measures can be found under "Presentation of non-GAAP information” in this release. Note: All amounts referenced throughout this document are in US dollars unless otherwise indicated and numbers may not add up precisely to the totals provided due to rounding.

Shareholder returns
Dividend
The Amcor Board of Directors today declared a quarterly cash dividend of 12.75 cents per share (compared with 12.5 cents per share in the same quarter last year). The dividend will be paid in US dollars to holders of Amcor’s ordinary shares trading on the NYSE. Holders of CDIs trading on the ASX will receive an unfranked dividend of 20.40 Australian cents per share, which reflects the quarterly dividend of 12.75 cents per share converted at an AUD:USD average exchange rate of 0.6251 over the five trading days ended January 31, 2025.
The ex-dividend date will be February 25, 2025 for holders of CDIs trading on the ASX and February 26, 2025 for holders of shares trading on the NYSE. For all shareholders, the record date will be February 26, 2025 and the payment date will be March 18, 2025.

Financial results - Six Months Ended December 31, 2024
Segment information

	Six Months Ended December 31, 2023				Six Months Ended December 31, 2024
Adjusted non-GAAP results	Net sales $ million	EBIT $ million	EBIT / Sales %	EBIT / Average funds employed %(1)	Net sales $ million	EBIT $ million	EBIT / Sales %	EBIT / Average funds employed %(1)
Flexibles	5,049	634	12.6		5,062	651	12.9
Rigid Packaging	1,645	113	6.9		1,532	115	7.5
Other(2)	—	(38)			—	(38)
Total Amcor	6,694	709	10.6	14.5	6,594	728	11.0	15.0
(1) Return on average funds employed includes shareholders' equity and net debt, calculated using a four quarter average and last twelve months adjusted EBIT.
(2) Represents corporate expenses.

Six months ended December 31, 2024:
Net sales of $6,594 million were 1% lower than last year on a reported basis, including an unfavorable impact of approximately 1% related to movements in foreign exchange rates. The pass through of lower raw material costs had no material impact on net sales.
Volumes were up 2% compared with the same six month period last year. Price/mix had an unfavorable impact of approximately 3%, primarily due to expected lower volumes in high value healthcare categories. On a comparable constant currency basis, net sales were down less than 1% compared with last year.
Adjusted EBIT of $728 million was 4% higher than last year on a comparable constant currency basis reflecting higher volumes and strong cost performance, partly offset by unfavorable impacts from price/mix. Adjusted EBIT margin improved to 11.0%, a 40 basis point increase over the prior year.
December 2024 quarter:
Net sales of $3,241 million were in line with last year on a reported basis, including an unfavorable impact of approximately 1% related to movements in foreign exchange rates and a favorable impact of 1% related to the pass through of higher raw material costs of approximately $20 million.

Volumes were up 2.3% compared with last year, improving on first quarter year over year volume growth of 1.6% and the fourth consecutive quarter of sequential volume improvement. As expected, destocking continued in healthcare and demand remained soft in the North America beverage business through the December quarter, unfavorably impacting overall volumes by more than 1%. Across the balance of the business, overall volume growth was consistent with the first quarter, up approximately 4%. Price/mix had an unfavorable impact of approximately 2% primarily due to lower volumes in high value healthcare categories. On a comparable constant currency basis, sales returned to growth in the December quarter and were marginally higher than last year.

Adjusted EBIT of $363 million was approximately 5% higher than last year on a comparable constant currency basis.
Higher volumes, continued strong cost performance and benefits from restructuring initiatives were partly offset by unfavorable impacts from price/mix. Adjusted EBIT margin improved to 11.2%, a 40 basis point increase over the prior year.

Flexibles segment - December 2024 quarter	Three Months Ended December 31,		Reported ∆%	Comparable constant currency ∆%
	2023 $ million	2024 $ million
Net sales	2,481	2,511	1	1
Adjusted EBIT	312	322	3	4
Adjusted EBIT / Sales %	12.6	12.8
Net sales of $2,511 million were 1% higher than last year on a reported basis. Unfavorable movements in foreign exchange rates and favorable impacts related to the pass through of higher raw material costs each had an offsetting impact on net sales of approximately 1%.
Volumes were up approximately 3% compared with the prior year with continued growth across all key regions. As expected, destocking continued in healthcare, unfavorably impacting overall segment volumes by approximately 1%. Across the balance of the Flexibles business, overall volumes were approximately 4% higher than the prior year. Price/mix had an unfavorable impact on net sales of approximately 2%, primarily due to lower volumes in high value healthcare categories. On a comparable constant currency basis net sales were approximately 1% higher than last year.
In North America, net sales grew at low single digit rates on a comparable constant currency basis driven by mid single digit volume growth, partly offset by unfavorable price/mix. Volumes were higher across a broad range of categories including meat, dairy, liquids and fresh & frozen foods and this was partly offset by lower volumes in categories including snacks & confectionary and pharmaceutical.
In Europe, net sales grew at low single digit rates on a comparable constant currency basis driven by mid single digit volume growth, partly offset by unfavorable price/mix. Volumes were higher in the dairy, single serve coffee, home & personal care and pet care end markets and this was partly offset by lower volumes in categories including snacks & confectionary and healthcare.
Across Asia, net sales grew at high single digit rates on a comparable constant currency basis driven by mid single digit volume growth and modest price/mix benefits. Volumes were higher in China and across the South East Asia region. In Latin America, net sales on a comparable constant currency basis grew at low single digit rates primarily driven by favorable price/mix benefits. Volumes were broadly in line with last year.
Adjusted EBIT of $322 million was 4% higher than last year on a comparable constant currency basis. The positive impact of higher volumes and strong cost performance was partly offset by unfavorable price/mix. Adjusted EBIT margin of 12.8% was 20 basis points higher than last year.

Flexibles segment - December YTD	Six Months Ended December 31,		Reported ∆%	Comparable constant currency ∆%
	2023 $ million	2024 $ million
Net sales	5,049	5,062	—	—
Adjusted EBIT	634	651	3	4
Adjusted EBIT / Sales %	12.6	12.9
Net sales of $5,062 million were up modestly compared with last year on a reported basis. Unfavorable movements in foreign exchange rates and favorable impacts related to the pass through of higher raw material costs each had an offsetting impact on net sales of approximately 1%.
Volumes were up approximately 3% compared with the prior year with growth delivered across all key regions. Destocking in healthcare categories unfavorably impacted overall segment volumes by approximately 1%. Price/mix had an unfavorable impact on net sales of approximately 3%, primarily due to lower volumes in high value healthcare categories. On a comparable constant currency basis net sales were in line with last year.
In North America, net sales were up low single digits on a comparable constant currency basis, driven by low to mid single digit volume growth partly offset by unfavorable price/mix.

In Europe, net sales were in line with last year on a comparable constant currency basis, driven by mid single digit volume growth offset by unfavorable price/mix.
Across Asia, net sales on a comparable constant currency basis and volumes increased at mid single digit rates with growth in India and China partly offset by lower volumes in South East Asia. In Latin America, net sales on a comparable constant currency basis and volumes increased at low to mid single digit rates, largely driven by growth in Brazil and Peru.
Adjusted EBIT of $651 million was approximately 4% higher than last year on a comparable constant currency basis. The positive impact of higher volumes, favorable cost performance and benefits from restructuring initiatives was partly offset by unfavorable price/mix. Adjusted EBIT margin of 12.9% was 30 basis points higher than last year.

Rigid Packaging segment - Dec 2024 quarter	Three Months Ended December 31,		Reported ∆%	Comparable constant currency ∆%
	2023 $ million	2024 $ million
Net sales	770	730	(5)	(1)
Adjusted EBIT	51	53	5	10
Adjusted EBIT / Sales %	6.6	7.3
Net sales of $730 million were 5% lower than last year on a reported basis, including an unfavorable impact of approximately 2% related to movements in foreign exchange rates and an unfavorable impact of approximately 2% related to the pass through of lower raw material costs of approximately $15 million.
On a comparable constant currency basis, net sales were approximately 1% lower than last year reflecting an unfavorable price/mix impact of approximately 2% partly offset by approximately 1% higher volumes.
As expected, consumer and customer demand remained soft and variable in the North America beverage business and volumes and comparable net sales declined at mid single digit rates. In Latin America, net sales were up mid single digits on a comparable constant currency basis reflecting favorable price/mix. Across the balance of the Rigid Packaging business volumes were higher than last year.
Adjusted EBIT of $53 million was 10% higher than last year on a comparable constant currency basis, reflecting benefits from continued cost actions and higher volumes, partly offset by unfavorable price/mix. Adjusted EBIT margin of 7.3% was 70 basis points higher than last year.

Rigid Packaging segment - December YTD	Six Months Ended December 31,		Reported ∆%	Comparable constant currency ∆%
	2023 $ million	2024 $ million
Net sales	1,645	1,532	(7)	(3)
Adjusted EBIT	113	115	2	6
Adjusted EBIT / Sales %	6.9	7.5
Net sales of $1,532 million were 7% lower than last year on a reported basis, including an unfavorable impact of approximately 2% related to movements in foreign exchange rates and an unfavorable impact of approximately 2% related to the pass through of lower raw material costs of approximately $40 million.
On a comparable constant currency basis, net sales were approximately 3% lower than last year reflecting approximately 2% lower volumes and an unfavorable price/mix impact of approximately 1%.
North America beverage comparable net sales and volumes declined at mid single digit rate. In Latin America, comparable net sales were up mid single digits, primarily reflecting favorable price/mix benefits. Across the balance of the Rigid Packaging business volumes were higher than last year.
Adjusted EBIT of $115 million was approximately 6% higher than last year on a comparable constant currency basis, with the impact of lower volumes and unfavorable price/mix more than offset by benefits from cost actions. Adjusted EBIT margin of 7.5% was 60 basis points higher than last year.

Net interest and income tax expense
For the six months ended December 31, 2024, net interest expense of $147 million compares with $153 million last year. GAAP income tax expense was $101 million compared with $67 million last year. Adjusted tax expense for the six months ended December 31, 2024 of $108 million compared with $99 million last year. Adjusted tax expense for the six months ended December 31, 2024 represents an effective tax rate of 18.6%, compared with 18.0% in the prior year.

Adjusted Free Cash Flow
For the six months ended December 31, 2024, adjusted free cash outflow was $38 million, in line with the company's expectations and compares with an inflow of $52 million last year.
Net debt was $6,496 million at December 31, 2024 and leverage, measured as net debt divided by adjusted trailing twelve month EBITDA, was 3.3 times and in line with expectations. Leverage is expected to be at or below 3.0x at June 30, 2025.

Fiscal 2025 Guidance reaffirmed
For the twelve month period ending June 30, 2025, the Company continues to expect:
•Adjusted EPS of approximately 72 to 76 cents per share, which represents comparable constant currency growth of 3% to 8% (includes approximately 4% headwind related to normalization of incentive compensation payments) compared with 70.2 cents per share in fiscal 2024.
•Assuming current exchange rates prevail through fiscal 2025, movements in exchange rates are not expected to have a material impact on reported EPS.
•Adjusted Free Cash Flow of approximately $900 million to $1,000 million.
Amcor's guidance contemplates a range of factors which create a degree of uncertainty and complexity when estimating future financial results. Further information can be found under 'Cautionary Statement Regarding Forward-Looking Statements' in this release. Reconciliations of the fiscal 2025 projected non-GAAP measures are not included herein because the individual components are not known with certainty as individual financial statements for fiscal 2025 have not been completed. Amcor's guidance does not factor in any potential impact from the merger with Berry Global which may arise if the transaction closes before fiscal 2025 year end.

Conference Call
Amcor is hosting a conference call with investors and analysts to discuss these results on Tuesday February 4, 2025 at 8:00am US Eastern Standard Time / Wednesday February 5, 2025 at 12:00am Australian Eastern Daylight Time. Investors are invited to listen to a live webcast of the conference call at our website, www.amcor.com, in the “Investors” section.
Those wishing to access the call should use the following toll-free numbers, with the Conference ID: 2990465
•USA: 800 715 9871 (toll free)
•USA: 646 307 1963 (local)
•Australia: 1800 519 630 (toll free), 02 9133 7103 (local)
•United Kingdom: 0800 358 0970 (toll free), 020 3433 3846 (local)
•Singapore: +65 3159 5133 (local)
•Hong Kong: +852 3002 3410 (local)
From all other countries, the call can be accessed by dialing +1 646 307 1963 (toll).
A replay of the webcast will also be available in the 'Investors" section at www.amcor.com following the call.

About Amcor
Amcor is a global leader in developing and producing responsible packaging solutions across a variety of materials for food, beverage, pharmaceutical, medical, home and personal-care, and other products. Amcor works with leading companies around the world to protect products, differentiate brands, and improve supply chains. The Company offers a range of innovative, differentiating flexible and rigid packaging, specialty cartons, closures and services. The company is focused on making packaging that is increasingly recyclable, reusable, lighter weight and made using an increasing amount of recycled content. In fiscal year 2024, 41,000 Amcor people generated $13.6 billion in annual sales from operations that span 212 locations in 40 countries. NYSE: AMCR; ASX: AMC
www.amcor.com I LinkedIn I YouTube

Contact Information

Investors
Tracey Whitehead	Damien Bird	Damon Wright
Global Head of Investor Relations	Vice President Investor Relations Asia Pacific	Vice President Investor Relations North America
Amcor	Amcor	Amcor
+61 408 037 590	+61 481 900 499	+1 224 313 7141
tracey.whitehead@amcor.com	damien.bird@amcor.com	damon.wright@amcor.com

Media - Australia	Media - Europe	Media - North America
James Strong	Ernesto Duran	Julie Liedtke
Managing Director	Head of Global Communications	Director, Media Relations
Sodali & Co	Amcor	Amcor
+61 448 881 174	+41 78 698 69 40	+1 847 204 2319
james.strong@sodali.com	ernesto.duran@amcor.com	julie.liedtke@amcor.com

Amcor plc UK Establishment Address: 83 Tower Road North, Warmley, Bristol, England, BS30 8XP, United Kingdom
UK Overseas Company Number: BR020803
Registered Office: 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey
Jersey Registered Company Number: 126984, Australian Registered Body Number (ARBN): 630 385 278

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” "commit," “estimate,” “potential,” "ambitions," “outlook,” or “continue,” the negative of these words, other terms of similar meaning, or the use of future dates. Such statements, including projections as to the anticipated benefits of the proposed Transaction (as defined herein), the impact of the proposed Transaction on Amcor's business and future financial and operating results and prospects, and the amount and timing of synergies from the proposed Transaction, are based on the current estimates, assumptions, projections and expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties many of which are beyond Amcor's control. Neither Amcor nor any of its respective directors, executive officers, or advisors, provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Amcor. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Amcor's business, the proposed Transaction and the ability to successfully complete the proposed Transaction and realize its expected benefits. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to: occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger ("Merger Agreement") in connection with the proposed merger (the "Transaction") of Amcor and Berry Global Group, Inc. ("Berry"); risk that the conditions to the completion of the proposed Transaction with Berry (including shareholder and regulatory approvals) are not satisfied in a timely manner or at all; risks arising from the integration of the Amcor and Berry businesses; risk that the anticipated benefits of the proposed Transaction may not be realized when expected or at all; risk of unexpected costs or expenses resulting from the proposed Transaction; risk of litigation related to the proposed Transaction; risks related to the disruption of management's time from ongoing business operations as a result of the proposed Transaction; risk that the proposed Transaction may have an adverse effect on our ability to retain key personnel and customers; general economic, market and social developments and conditions; evolving legal, regulatory and tax regimes under which we operate; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed Transaction that could affect our financial performance; changes in consumer demand patterns and customer requirements in numerous industries; the loss of key customers, a reduction in their production requirements, or consolidation among key customers; significant competition in the industries and regions in which we operate; an inability to expand our current business effectively through either organic growth, including product innovation, investments, or acquisitions; challenging global economic conditions; impacts of operating internationally; price fluctuations or shortages in the availability of raw materials, energy, and other inputs which could adversely affect our business; production, supply, and other commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility; pandemics, epidemics, or other disease outbreaks; an inability to attract and retain our global executive team and our skilled workforce and manage key transitions; labor disputes and an inability to renew collective bargaining agreements at acceptable terms; physical impacts of climate change; cybersecurity risks, which could disrupt our operations or risk of loss of our sensitive business information; failures or disruptions in our information technology systems which could disrupt our operations, compromise customer, employee, supplier, and other data; a significant increase in our indebtedness or a downgrade in our credit rating could reduce our operating flexibility and increase our borrowing costs and negatively affect our financial condition and results of operations; rising interest rates that increase our borrowing costs on our variable rate indebtedness and could have other negative impacts; foreign exchange rate risk; a significant write-down of goodwill and/or other intangible assets; a failure to maintain an effective system of internal control over financial reporting; an inability of our insurance policies, including our use of a captive insurance company, to provide adequate protection against all of the risks we face; an inability to defend our intellectual property rights or intellectual property infringement claims against us; litigation, including product liability claims or litigation related to Environmental, Social, and Governance ("ESG"), matters or regulatory developments; increasing scrutiny and changing expectations from investors, customers, suppliers, and governments with respect to our ESG practices and commitments resulting in additional costs or exposure to additional risks; changing ESG government regulations including climate-related rules; changing environmental, health, and safety laws; changes in tax laws or changes in our geographic mix of earnings; and other risks and uncertainties are supplemented by those identified from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including without limitation, those described under Part I, "Item 1A - Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and as updated by our quarterly reports on Form 10-Q. You can obtain copies of Amcor’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.
Presentation of non-GAAP information
Included in this release are measures of financial performance that are not calculated in accordance with U.S. GAAP. These measures include adjusted EBITDA and EBITDA (calculated as earnings before interest and tax and depreciation and amortization), adjusted EBIT and EBIT (calculated as earnings before interest and tax), adjusted net income, adjusted earnings per share, adjusted free cash flow, net debt and synergies from the proposed Transaction. In arriving at these non-GAAP measures, we exclude items that either have a non-recurring impact on the income statement or which, in the judgment of our management, are items that, either as a result of their nature or size, could, were they not singled out, potentially cause investors to extrapolate future performance from an improper base. Note that while amortization of acquired intangible assets is excluded from non-GAAP adjusted financial measures, the revenue of the acquired entities and all other expenses unless otherwise stated, are reflected in our non-GAAP financial performance earnings measures. While not all inclusive, examples of these items include: material restructuring programs, including associated costs such as employee severance, pension and related benefits, impairment of property and equipment and other assets, accelerated depreciation, termination payments for contracts and leases, contractual obligations, and any other qualifying costs related to restructuring plans; material sales and earnings from disposed or ceased operations and any associated profit or loss on sale of businesses or subsidiaries; changes in the fair value of economic hedging instruments on commercial paper and contingent purchase consideration; pension settlements; impairments in goodwill and equity method investments; material acquisition compensation and transaction costs such as due diligence expenses, professional and legal fees, and integration costs; material purchase accounting adjustments for inventory; amortization of acquired intangible assets from business combination; gains or losses on significant property and divestitures and significant property and other impairments, net of insurance recovery; certain regulatory and legal matters; impacts from highly inflationary accounting; expenses related to the Company's Chief Executive Officer transition; and impacts related to the Russia-Ukraine conflict.
Amcor also evaluates performance on a comparable constant currency basis, which measures financial results assuming constant foreign currency exchange rates used for translation based on the average rates in effect for the comparable prior year period. In order to compute comparable constant currency results, we multiply or divide, as appropriate, current-year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. We then adjust for other items affecting comparability. While not all inclusive, examples of items affecting comparability include the difference between sales or earnings in the current period and the prior period related to disposed, or ceased operations. Comparable constant currency net sales performance also excludes the impact from passing through movements in raw material costs.
Management has used and uses these measures internally for planning, forecasting and evaluating the performance of the Company’s reporting segments and certain of the measures are used as a component of Amcor’s Board of Directors’ measurement of Amcor’s performance for incentive compensation purposes. Amcor believes that these non-GAAP measures are useful to enable investors to perform comparisons of current and historical performance of the Company. For each of these non-GAAP financial measures, a reconciliation to the most directly comparable U.S. GAAP financial measure has been provided herein. These non-GAAP financial measures should not be construed as an alternative to results determined in accordance with U.S. GAAP. The Company provides guidance on a non-GAAP basis as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant forward-looking items without unreasonable effort.  These items include but are not limited to the impact of foreign exchange translation, restructuring program costs, asset impairments, possible gains and losses on the sale of assets, and certain tax related events. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP earnings and cash flow measures for the guidance period.

This document also includes certain projections of non-GAAP financial measures related to the combined company after the consummation of the proposed Transaction. Due to the high variability and difficulty in making accurate forecasts and projections in connection with the results of the combined company after the consummation of the proposed Transaction, together with certain information excluded from these projected non-GAAP financial measures not being ascertainable or accessible, Amcor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP financial measures for such projected non-GAAP financial measures and no reconciliation of projected non-GAAP financial measure for the combined company to directly comparable GAAP measures has been included in this document.
Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
In connection with the proposed transaction between Amcor plc (“Amcor”) and Berry Global Group (“Berry”), on January 13, 2025, Amcor filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended on January 21, 2025, containing a joint proxy statement of Amcor and Berry that also constitutes a prospectus of Amcor. The registration statement was declared effective by the SEC on January 23, 2025 and Amcor and Berry commenced mailing the definitive joint proxy statement/prospectus to their respective shareholders on or about January 23, 2025. INVESTORS AND SECURITY HOLDERS OF AMCOR AND BERRY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the definitive joint proxy statement/prospectus and other documents filed with the SEC by Amcor or Berry through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Amcor are available free of charge on Amcor's website at amcor.com under the tab “Investors” and under the heading “Financial Information” and subheading “SEC Filings.” Copies of the documents filed with the SEC by Berry are available free of charge on Berry's website at berryglobal.com under the tab “Investors” and under the heading “Financials” and subheading “SEC Filings.”
Certain Information Regarding Participants
Amcor, Berry, and their respective directors and executive officers may be considered participants in the solicitation of proxies from the shareholders of Amcor and Berry in connection with the proposed transaction. Information about the directors and executive officers of Amcor is set forth in its Annual Report on Form 10-K for the year ended June 30, 2024, which was filed with the SEC on August 16, 2024, its proxy statement for its 2024 annual meeting, which was filed with the SEC on September 24, 2024, and its Current Report on Form 8-K, which was filed with the SEC on January 6, 2025. Information about the directors and executive officers of Berry is set forth in its Annual Report on Form 10-K for the year ended September 28, 2024, which was filed with the SEC on November 26, 2024, and its proxy statement for its 2025 annual meeting, which was filed with the SEC on January 7, 2025. Information about the directors and executive officers of Amcor and Berry and other information regarding the potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive joint proxy statement/prospectus filed with the SEC and other relevant materials filed with or to be filed with the SEC regarding the proposed transaction when they become available. To the extent holdings of Amcor's or Berry's securities by its directors or executive officers have changed since the amounts set forth in the definitive joint proxy statement/prospectus, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Amcor's or Berry's website as described above.
Dividends
Amcor has received a waiver from the ASX’s settlement operating rules, which will allow the Company to defer processing conversions between its ordinary share and CDI registers from February 25, 2025 to February 26, 2025 inclusive.

U.S. GAAP Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
($ million)	2023	2024	2023	2024
Net sales	3,251	3,241	6,694	6,594
Cost of sales	(2,630)	(2,615)	(5,428)	(5,309)
Gross profit	621	626	1,266	1,285
Selling, general, and administrative expenses	(299)	(295)	(601)	(610)
Research and development expenses	(28)	(27)	(55)	(55)
Restructuring and other activities, net	(24)	(33)	(52)	(39)
Other income/(expenses), net	(28)	26	(46)	28
Operating income	242	297	512	609
Interest expense, net	(78)	(72)	(153)	(147)
Other non-operating income/(expenses), net	1	(1)	—	(2)
Income before income taxes and equity in income/(loss) of affiliated companies	165	224	359	460
Income tax expense	(28)	(58)	(67)	(101)
Equity in income/(loss) of affiliated companies, net of tax	(1)	1	(2)	1
Net income	136	167	290	360
Net income attributable to non-controlling interests	(2)	(4)	(4)	(6)
Net income attributable to Amcor plc	134	163	286	354
USD:EUR average FX rate	0.9295	0.9379	0.9244	0.9238

Basic earnings per share attributable to Amcor	0.093	0.113	0.198	0.245
Diluted earnings per share attributable to Amcor	0.092	0.113	0.198	0.244
Weighted average number of shares outstanding – Basic	1,439	1,443	1,439	1,442
Weighted average number of shares outstanding – Diluted	1,440	1,446	1,440	1,445

U.S. GAAP Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended December 31,
($ million)	2023	2024
Net income	290	360
Depreciation, amortization and impairment	295	267
Net gain on disposal of businesses	—	(8)
Changes in operating assets and liabilities, excluding effect of acquisitions, divestitures, and currency	(445)	(503)
Other non-cash items	88	43
Net cash provided by operating activities	228	159
Purchase of property, plant and equipment and other intangible assets	(245)	(243)
Proceeds from sales of property, plant and equipment and other intangible assets	11	7
Business acquisitions and investments in affiliated companies, and other	(22)	(11)
Proceeds from divestitures, net of cash divested	—	113
Net debt proceeds	257	267
Dividends paid	(361)	(366)
Share buyback/cancellations	(30)	—
Purchase of treasury shares, proceeds from exercise of options and tax withholdings for share-based incentive plans	(51)	(38)
Other, including effect of exchange rate on cash and cash equivalents	(46)	(31)
Net decrease in cash and cash equivalents	(259)	(143)
Cash and cash equivalents balance at beginning of the year	689	588
Cash and cash equivalents balance at end of the period	430	445

U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited)

($ million)	June 30, 2024	December 31, 2024
Cash and cash equivalents	588	445
Trade receivables, net	1,846	1,775
Inventories, net	2,031	2,126
Property, plant, and equipment, net	3,763	3,629
Goodwill and other intangible assets, net	6,736	6,590
Other assets	1,560	1,600
Total assets	16,524	16,165
Trade payables	2,580	2,380
Short-term debt and current portion of long-term debt	96	104
Long-term debt, less current portion	6,603	6,837
Accruals and other liabilities	3,292	3,053
Shareholders' equity	3,953	3,791
Total liabilities and shareholders' equity	16,524	16,165

Components of Fiscal 2025 Net Sales growth

	Three Months Ended December 31,			Six Months Ended December 31,
($ million)	Flexibles	Rigid Packaging	Total	Flexibles	Rigid Packaging	Total
Net sales fiscal 2025	2,511	730	3,241	5,062	1,532	6,594
Net sales fiscal 2024	2,481	770	3,251	5,049	1,645	6,694
Reported Growth %	1	(5)	—	—	(7)	(1)
FX %	(1)	(2)	(1)	(1)	(2)	(1)
Constant Currency Growth %	2	(3)	1	1	(5)	(1)
RM Pass Through %	1	(2)	1	1	(2)	—
Items affecting comparability %	—	—	—	—	—	—
Comparable Constant Currency Growth %	1	(1)	—	—	(3)	(1)
Acquired operations %	—	—	—	—	—	—
Organic Growth %	1	(1)	—	—	(3)	(1)
Volume %	3	1	2	3	(2)	2
Price/Mix %	(2)	(2)	(2)	(3)	(1)	(3)

Reconciliation of Non-GAAP Measures
Reconciliation of adjusted Earnings before interest, tax, depreciation, and amortization (EBITDA), Earnings before interest and tax (EBIT), Net income, Earnings per share (EPS) and Adjusted Free Cash Flow

	Three Months Ended December 31, 2023				Three Months Ended December 31, 2024
($ million)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)
Net income attributable to Amcor	134	134	134	9.2	163	163	163	11.3
Net income attributable to non-controlling interests	2	2			4	4
Tax expense	28	28			58	58
Interest expense, net	78	78			72	72
Depreciation and amortization	145				130
EBITDA, EBIT, Net income, and EPS	387	242	134	9.2	427	297	163	11.3
Impact of highly inflationary accounting	34	34	34	2.4	3	3	3	0.2
Restructuring and related expenses, net(2)	24	24	24	1.7	23	23	23	1.6
Other	9	9	9	0.6	—	—	—	—
Amortization of acquired intangibles(3)		43	43	3.0		40	40	2.8
Tax effect of above items			(17)	(1.2)			4	0.2
Adjusted EBITDA, EBIT, Net income and EPS	454	352	227	15.7	453	363	233	16.1
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBITDA, EBIT, Net income, and EPS					—	3	3	3
% items affecting comparability					—	—	—	—
% currency impact					2	2	2	2
% comparable constant currency growth					2	5	5	5
Adjusted EBITDA	454				453
Interest paid, net	(94)				(91)
Income tax paid	(71)				(52)
Purchase of property, plant and equipment and other intangible assets	(121)				(98)
Proceeds from sales of property, plant and equipment and other intangible assets	7				6
Movement in working capital	60				153
Other	44				(13)
Adjusted Free Cash Flow	279				358

(1) Calculation of diluted EPS for the three months ended December 31, 2023 excludes net income attributable to shares to be repurchased under forward contracts of $1 million.
(2) Includes incremental restructuring and related expenses attributable to group wide initiatives to partly offset divested earnings from the Russian business.
(3) Amortization of acquired intangible assets from business combinations.

	Six Months Ended December 31, 2023				Six Months Ended December 31, 2024
($ million)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)
Net income attributable to Amcor	286	286	286	19.8	354	354	354	24.4
Net income attributable to non-controlling interests	4	4			6	6
Tax expense	67	67			101	101
Interest expense, net	153	153			147	147
Depreciation and amortization	287				270
EBITDA, EBIT, Net income, and EPS	797	510	286	19.8	878	608	354	24.4
Impact of highly inflationary accounting	51	51	51	3.6	5	5	5	0.4
Restructuring and related expenses, net(2)	52	52	52	3.6	29	29	29	2.0
Other	13	13	13	0.8	7	7	7	0.4
Amortization of acquired intangibles(3)		83	83	5.8		79	79	5.5
Tax effect of above items			(32)	(2.3)			(7)	(0.5)
Adjusted EBITDA, EBIT, Net income and EPS	913	709	453	31.3	919	728	467	32.2
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBITDA, EBIT, Net income, and EPS					1	3	3	3
% items affecting comparability					—	—	—	—
% currency impact					1	1	2	2
% comparable constant currency growth					2	4	5	5
Adjusted EBITDA	913				919
Interest paid, net	(141)				(127)
Income tax paid	(124)				(127)
Purchase of property, plant and equipment and other intangible assets	(245)				(243)
Proceeds from sales of property, plant and equipment and other intangible assets	11				7
Movement in working capital	(400)				(433)
Other	38				(34)
Adjusted Free Cash Flow	52				(38)

(1) Calculation of diluted EPS for the six months ended December 31, 2024 excludes net income attributable to shares to be repurchased under forward contracts of $1 million. Calculation of diluted EPS for the six months ended December 31, 2023 excludes net income attributable to shares to be repurchased under forward contracts of $1 million.
(2) Includes incremental restructuring and related expenses attributable to group wide initiatives to partly offset divested earnings from the Russian business.
(3) Amortization of acquired intangible assets from business combinations.

Reconciliation of adjusted EBIT by reportable segment

	Three Months Ended December 31, 2023				Three Months Ended December 31, 2024
($ million)	Flexibles	Rigid Packaging	Other	Total	Flexibles	Rigid Packaging	Other	Total
Net income attributable to Amcor				134				163
Net income attributable to non-controlling interests				2				4
Tax expense				28				58
Interest expense, net				78				72
EBIT	250	11	(19)	242	259	62	(24)	297
Impact of highly inflationary accounting	—	34	—	34	—	3	—	3
Restructuring and related expenses, net(1)	19	5	—	24	23	—	—	23
Other(2)	1	—	8	9	3	(14)	11	—
Amortization of acquired intangibles(3)	42	1	—	43	37	2	1	40
Adjusted EBIT	312	51	(11)	352	322	53	(12)	363
Adjusted EBIT / sales %	12.6%	6.6%		10.8%	12.8%	7.3%		11.2%
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBIT					3	5	—	3
% items affecting comparability					—	—	—	—
% currency impact					1	5	—	2
% comparable constant currency					4	10	—	5
(1) Includes incremental restructuring and related expenses attributable to group wide initiatives to partly offset divested earnings from the Russian business.
(2) For the three months ended December 31, 2024, includes pre-tax gains and losses on the disposal of certain assets in the Flexibles and Rigid Packaging segments and transaction costs related to the announced Merger with Berry Global in Other.
(3) Amortization of acquired intangible assets from business combinations.

	Six Months Ended December 31, 2023				Six Months Ended December 31, 2024
($ million)	Flexibles	Rigid Packaging	Other	Total	Flexibles	Rigid Packaging	Other	Total
Net income attributable to Amcor				286				354
Net income attributable to non-controlling interests				4				6
Tax expense				67				101
Interest expense, net				153				147
EBIT	506	51	(47)	510	539	121	(52)	608
Impact of highly inflationary accounting	—	51	—	51	—	5	—	5
Restructuring and related expenses, net(1)	43	9	—	52	29	—	—	29
Other	4	—	9	13	9	(14)	12	7
Amortization of acquired intangibles(2)	81	2	—	83	74	3	2	79
Adjusted EBIT	634	113	(38)	709	651	115	(38)	728
Adjusted EBIT / sales %	12.6%	6.9%		10.6%	12.9%	7.5%		11.0%
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBIT					3	2	—	3
% items affecting comparability					—	—	—	—
% currency impact					1	4	—	1
% comparable constant currency					4	6	—	4
(1) Includes incremental restructuring and related expenses attributable to group wide initiatives to partly offset divested earnings from the Russian business.
(2) Amortization of acquired intangible assets from business combinations.

Reconciliation of net debt

($ million)	June 30, 2024	December 31, 2024
Cash and cash equivalents	(588)	(445)
Short-term debt	84	91
Current portion of long-term debt	12	13
Long-term debt, less current portion	6,603	6,837
Net debt	6,111	6,496